Exhibit 99.1

Global Telecom & Technology Reports Third Quarter 2009 Results

Increases Adjusted EBITDA by 47 Percent to $1.2 Million

Achieves $0.03 Earnings per Share

Initiates Strategy to Scale the Business with Planned Acquisition of WBS Connect

MCLEAN, Va.--(BUSINESS WIRE)--November 11, 2009--Global Telecom & Technology, Inc. (“GTT”), (OTCBB: GTLT), a leading global network integrator that provides its clients with a broad portfolio of wide-area network and mobility services, announced today results for the third quarter ended September 30, 2009.

  Revenue totaled $16.0 million, compared to $16.9 million in the third quarter of 2008. Revenue was negatively impacted by the weakening of the Euro and British Pound Sterling to the U.S. Dollar since last year.
  Gross margin of 28.5 percent declined slightly compared to 29.3 percent in 2008.
  As a percentage of revenue, selling, general and administrative (“SG&A”) expenses, excluding non-cash compensation, decreased significantly to 21.0 percent in 2009, compared to 24.5 percent in 2008.
  Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”)* increased 47.0 percent to $1.2 million in 2009 compared to $0.8 million in 2008.

* See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

“In the third quarter, we delivered our ninth consecutive period of strong financial results,” stated Richard D. Calder, Jr., president and chief executive officer. “With improved cost controls and operational efficiencies, Adjusted EBITDA increased 47 percent over last year and 13 percent sequentially. We also generated positive operating and net income for the quarter and year-to-date, posting a positive bottom-line for the second straight quarter with earnings per share of $0.03. In addition, during the quarter we continued to sign new customers and expand services to our existing base.

“Now that we are operating at a quarterly Adjusted EBITDA level in excess of $1 million, we are ready to begin scaling the business and drive operational leverage through the acquisition of companies with complementary networking services. Our recently announced definitive agreement to acquire WBS Connect is an important step toward creating a much larger, more profitable company.”

“Through sustained positive Adjusted EBITDA and effective working capital management, we further strengthened our balance sheet in the third quarter,” said Eric Swank, chief financial officer. “We ended the quarter with $5.9 million in cash, a $1.2 million increase over the prior quarter. These steadily improving results have put us in a strong position to both continue growing organically and take advantage of opportunities to scale more quickly.”

Conference Call Information

GTT will hold a conference call on Thursday, November 12 at 8:30 a.m. Eastern Time (5:30 a.m. PT) to discuss its results for the third quarter and the definitive agreement to acquire WBS Connect, announced on November 3, 2009. To hear the conference call live, interested parties may dial 1.888-359-3622 or +1.719.325.2427 and enter passcode 9831049. A simultaneous live webcast of the call will be available over the Internet at www.gt-t.net, under the Investor Relations section of the site. A replay of the call will be available for one month. Interested parties can access the call replay by dialing 1.888.203.1112 or +1.719.457.0820 and using the passcode 9831049. In addition, a replay of the webcast will be available on GTT’s website at www.gt-t.net.

About GTT

GTT is a global network integrator that provides its clients with a broad portfolio of wide-area network and wireless mobility services. With over 800 worldwide supplier relationships, GTT combines multiple networks and technologies to deliver cost-effective solutions specifically designed for each client’s unique requirements. GTT enhances client performance through its proprietary systems, comprehensive project management, and 24x7 operations support.

Headquartered just outside Washington, D.C. in McLean, Virginia, with offices in London and Dusseldorf, GTT provides service to more than 300 enterprise, government, and carrier clients in over 80 countries, worldwide. For more information visit the GTT website at www.gt-t.net.

Forward-Looking Statements

This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of Global Telecom & Technology, Inc., with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. From time to time, Global Telecom & Technology, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

Global Telecom & Technology, Inc.
Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	September 30, 2009	December 31, 2008

	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,879	$5,786
Accounts receivable, net	6,334	8,687
Deferred contract costs	1,143	1,226
Prepaid expenses and other current assets	580	853

Total current assets	13,936	16,552
Property and equipment, net	1,048	1,302
Intangible assets, net	3,049	4,051
Other assets	406	692
Goodwill	22,000	22,000

Total assets	$40,439	$44,597

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,420	$11,931
Accrued expenses and other current liabilities	6,135	6,654
Deferred revenue	3,834	3,961

Total current liabilities	17,389	22,546

Long-term debt	8,796	8,796
Deferred revenue and other long-term liabilities	1,770	1,126

Total liabilities	27,955	32,468

Commitments and contingencies

Stockholders’ equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 15,366,685 and 14,942,840 shares issued and outstanding	2	1
Additional paid-in capital	58,004	57,584
Accumulated deficit	(45,286)	(45,954)
Accumulated other comprehensive income	(236)	498

Total stockholders’ equity	12,484	12,129

Total liabilities and stockholders' equity	$40,439	$44,597

Global Telecom & Technology, Inc.
Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008

Revenue:	$16,010	$16,882	$47,868	$50,441

Operating expenses:
Cost of revenue	11,445	11,937	34,369	35,571
Selling, general and administrative expense	3,492	4,510	10,941	14,223
Impairment of goodwill and intangible assets	-	41,854	-	41,854
Depreciation and amortization	443	435	1,347	1,812

Total operating expenses	15,380	58,736	46,657	93,460

Operating income (loss)	630	(41,854)	1,211	(43,019)

Other income (expense):
Interest expense, net	(219)	(203)	(651)	(602)
Other income (expense), net	(18)	-	89	1
Total other income (expense)	(237)	(203)	(562)	(601)

Income (loss) before income taxes	393	(42,057)	649	(43,620)

Provision for (benefit from) income taxes	1	(433)	(19)	(888)

Net income (loss)	$392	$(41,624)	$668	$(42,732)

Earnings (loss) per share:
Basic	$0.03	$(2.78)	$0.04	$(2.88)
Diluted	$0.03	$(2.78)	$0.04	$(2.88)

Weighted average shares:
Basic	15,346,917	14,959,715	15,235,459	14,835,224
Diluted	15,653,177	14,959,715	15,405,377	14,835,224

ANNEX A: Non-GAAP Financial Information

Adjusted EBITDA

Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP (accounting principles generally accepted in the United States of America) combined basis for the periods presented, and adjusted to exclude certain one-time expenses including costs associated with employee terminations and other non-recurring items and non-cash compensation. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.

In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following is a reconciliation of Adjusted EBITDA to operating loss (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2009	September 30, 2008	September 30, 2009	September 30, 2008
Operating income (loss)	$630	$(41,854)	$1,211	$(43,019)
Depreciation and amortization	443	435	1,347	1,812
Impairment of goodwill and intangible assets	-	41,854	-	41,854
Non-cash compensation	125	380	420	742
Adjusted EBITDA	$1,198	$815	$2,978	$1,389

CONTACT:
GTT Investor Contacts:
Eric Swank
+1-703-442-5529
eric.swank@gt-t.net

GTT Media Contact:
JD Darby
+1-703-442-5530
jd.darby@gt-t.net